As filed with the Securities and Exchange Commission on December 3, 1999
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          LIGHTPATH TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                               86-0708398
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


6820 Academy Parkway East, N.E., Albuquerque, New Mexico            87109
--------------------------------------------------------          ----------
        (Address of Principal Executive Offices)                  (Zip Code)


                 AMENDED & RESTATED DIRECTORS STOCK OPTION PLAN
                 ----------------------------------------------
                            (Full title of the plan)

                        Donald E. Lawson, President & CEO
              6820 Academy Parkway East, N.E. Albuquerque, NM 87109
              -----------------------------------------------------
                     (Name and address of agent for service)

                                 (505) 342-1100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================
  Title of                           Proposed Maximum  Proposed Maximum    Amount of
Securities to           Amount to     Offering Price      Aggregate      Registration
be Registered         be Registered      Per Share      Offering Price       Fee
-------------------------------------------------------------------------------------
Class A Common Stock
$.01 par value           225,000*         $9.30**        $2,092,500**       $552.42
                                                                            -------
                                                            Total:          $552.42
=====================================================================================

* Each share of Class A Common Stock issued by the Registrant has one associated non-detachable Preferred Stock Purchase Right.

** Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on November 30, 1999.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to the directors in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement is being filed solely to register the issuance of up to 225,000 additional shares of the Company's Class A Common Stock pursuant to its Amended & Restated Directors Stock Option Plan. The Company has previously filed a registration statement on Form S-8 (Reg. File No. 333-23511) covering 75,000 shares of its Class A Common Stock initially authorized for issuance under that plan. Except as supplemented by the information set forth below, the contents of that earlier registration statement are incorporated herein by reference.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Squire, Sanders & Dempsey L.L.P. ("SS&D") has passed on the legality of the shares of Class A Common Stock offered hereby for the Company. One of SS&D's partners, James L. Adler, Jr., currently serves as a director of the Company. As of November 15, 1999, Mr. Adler held options to purchase an aggregate of 50,176 shares of the Company's Class A Common Stock, of which 32,059 were exercisable as of or within 60 days of November 15, 1999. SS&D serves as the Company's general corporate and securities counsel and provides services to the Company in this capacity on a regular basis.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on this 30 day of November, 1999.

                                         LIGHTPATH TECHNOLOGIES, INC.

                                         By: /s/ Donald E. Lawson
                                             ------------------------------
                                             Donald E. Lawson, President
                                             And Chief Executive Officer
                                             (chief executive and principal
                                             accounting officer)

                            SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Donald E. Lawson as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                    Title                                    Date
---------                    -----                                    ----

/s/ Donald E. Lawson         President, Chief Executive         November 30,1999
------------------------     Officer, Treasurer and Director
Donald E. Lawson

/s/ Robert Ripp              Chairman of the Board of           November 30,1999
------------------------     Directors
Robert Ripp

/s/ Leslie A. Danziger       Director                           November 30,1999
------------------------
Leslie A. Danziger

/s/ Katherine Dietze         Director                           November 30,1999
------------------------
Katherine Dietze

/s/ James L. Adler, Jr.      Director                           November 30,1999
------------------------
James L. Adler, Jr.

/s/ Louis Leeburg            Director                           November 30,1999
------------------------
Louis Leeburg

/s/ James A. Wimbush         Director                           November 30,1999
------------------------
James A. Wimbush

                                  EXHIBIT INDEX


   Exhibit                                                     Page or Method
   Number        Description                                     of Filing
   ------        -----------                                   ----------------

     5          Form of opinion rendered by Squire, Sanders           *
                & Dempsey, counsel for the Registrant

   23.1         Consent of KPMG LLP                                   *

   23.2         Consent of Squire, Sanders & Dempsey L.L.P.
                (included in Exhibit 5)

----------
* filed herewith.